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                                                                    EXHIBIT 10.7

    THE BOARD OF DIRECTORS HAS GRANTED THIS AWARD SUBJECT TO APPROVAL BY THE STOCKHOLDERS OF POZEN INC. OF THE POZEN INC. 2001 LONG TERM INCENTIVE PLAN.

                    POZEN INC. 2001 LONG TERM INCENTIVE PLAN

                              CERTIFICATE OF AWARD

     Effective as of August 1, 2001 ("Date of Award"), you have been granted an award (the "Award") pursuant to the POZEN Inc. ("POZEN") 2001 Long Term Incentive Plan (the "Plan"), which entitles you, subject to the approval of the Plan by the POZEN stockholders, to receive in cash an amount of up to a maximum of $1,000,000 ("Target Amount") upon the achievement of the Performance Goal applicable to the Award and under the other terms and conditions of the Plan. Terms not defined in this Certificate of Award have the meanings assigned to such terms in the Plan, a copy of which is provided to you with this Certificate of Award.

     The sole Performance Goal for this Award is the price of POZEN's common stock. Under this Award, if the closing price of POZEN's common stock as reported on NASDAQ equals or exceeds the Performance Goal (as defined below) for 20 consecutive trading days during the Performance Cycle (as defined below), you will be entitled to receive, subject to stockholder approval of the Plan, an amount equal to 100% of the Target Award. You may receive a partial payment under the Award at such time as the interim Performance Ratios set forth below are first achieved. For example, when the closing price of POZEN's common stock as reported on NASDAQ first equals or exceeds $16.50 for 20 consecutive trading days during the Performance Cycle, you will be entitled to receive, subject to stockholder approval of the Plan, a one-time payment in an amount equal to 33% of the Target Amount, or $330,000.

     The principal terms of this Award are as follows:

         Target Amount:              $1,000,000

         Performance Cycle:          12 months, commencing on Date of Award

         Performance Goal:           $19.96  per share  closing  price of POZEN
                                     Inc. Common Stock ("POZEN Stock") for 20 consecutive trading days

         Performance Ratios:         33% of Target Amount payable when per share
                                     closing price of POZEN Stock first equals or exceeds $16.50 for 20 consecutive trading days

                                     66% of Target Amount payable when per share closing price of POZEN Stock first equals or exceeds $18.15 for 20 consecutive trading days

                                     100% of Target Amount payable when per
                                     share closing price of POZEN Stock first equals or exceeds $19.96 for 20 consecutive trading days

     Payment is made under the Award as soon as practicable after a Performance Ratio or the Performance Goal (if applicable) is achieved and the Compensation Committee certifies in writing such achievement. Notwithstanding the foregoing, no payment may be made under the Award until the Plan is

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properly approved by a majority of the stockholders of POZEN, and any rights you may have under the Award are subject to the attainment of such stockholder approval. Any payment to you under the Award will be reduced by the amount of any previous payment you received under the Award. You must remain employed by POZEN in order to be entitled to receive any payment under the Award, unless you are terminated by POZEN without Cause, or you terminate your employment with Good Reason, during the Performance Cycle, in which case you will be entitled to receive one hundred percent (100%) of the Target Amount (less any amount(s) you may have been paid under the Award prior to such termination). If you are terminated for Cause or breach the terms of any confidentiality, inventions assignment or non-competition agreement you may have with POZEN, you will immediately forfeit all rights to any payment under the Award not already paid to you. For purposes of this paragraph, Cause and Good Reason shall have the meanings given to such terms in the Amended and Restated Employment Agreement between POZEN and you dated as of July 25, 2001.

     In the event of and conditioned upon the consummation of a Change of Control (as defined in the Plan) during the Performance Cycle, payment of the full Target Amount (to the extent not previously paid) will be accelerated and paid as provided in Article VI of the Plan.

     You are solely responsible for any tax consequences arising from the grant of this Award, and you should consult with your personal tax and/or financial advisors regarding the tax effects of this Award.

     Enclosed for your reference is a copy of the Plan. You should review the Plan carefully as it contains important provisions governing the Award and payment and restrictions under the Award.

     This Certificate of Award, as supplemented by the terms and conditions of the Plan, constitutes the entire understanding and agreement of POZEN and you with respect to the subject matter contained herein, and there are no other agreements, understandings, restrictions, representations, or warranties, oral or written, between POZEN and you with respect to the subject matter contained herein other than those as set forth or provided for herein. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Certificate of Award and any term or provision of the Plan, the term or provision of the Plan shall control.

     This Certificate of Award shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

                               POZEN INC.

                               By: /s/ Peter J. Wise
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                                       Peter J. Wise
                                       Chairman, Compensation Committee of the
                                       Board of Directors

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                            ACKNOWLEDGEMENT OF AWARD

     The undersigned represents that he/she understands and is familiar with the terms and provisions of this Certificate of Award and the Plan and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The undersigned hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee administering the Plan made in good faith upon any questions arising under this Award.

     The undersigned hereby acknowledges receipt of a copy of the Plan.

Date: August 8, 2001                         /s/ John R. Plachetka
                                             ----------------------------------
                                             John R. Plachetka

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